                                                                  EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into on the 1st day of October, 2003, (the "Restatement Effective Date"), by and between PAYLESS SHOESOURCE, INC., a Delaware corporation ("Payless"), and Steven
J. Douglass ("Executive").

         In consideration of mutual promises and agreements set forth in this Employment Agreement, Payless and Executive agree as follows:

1.       (a)      Payless agrees to employ Executive, and Executive agrees to render personal services to Payless, as Chairman of the Board of Directors (the "Board") and Chief Executive Officer of Payless ShoeSource, Inc., for the period commencing on the Restatement Effective Date of this Employment Agreement through May 31, 2007 (the "Initial Term"). Commencing on June 1, 2006, the Initial Term will be automatically extended each day by one day, until the earlier of (i) one year following the date on which either party delivers to the other in accordance with Paragraph 11 written notice of non-renewal (a "Non-Renewal Notice"), or (ii) the date Executive attains age 65. The Initial Term as so extended is referred to in this Agreement as the "Contract Term." Notwithstanding the foregoing, following Executive's delivery of a Non-Renewal Notice, Payless may shorten the Contract Term in its discretion, provided that Payless shall pay Executive the amounts he would have received (as and when they would have become due) pursuant to Paragraphs 1(b), 1(c) and 1(d) had Executive remained employed through the date which is one year from the date on which Executive delivered the Non-Renewal Notice.

         (b) Payless agrees to pay Executive basic compensation for such services during the Contract Term at the annual rate of $905,000.00, payable in equal bi-weekly installments, and in accordance with Paragraph 5, which annual rate will be subject to an annual review during Payless' regularly scheduled review time.

         (c) If Executive is eligible to participate in one of Payless' bonus plans (the "Incentive Plan"), then Executive shall be entitled to such Awards, if any, which may be payable under the Incentive Plan, determined in accordance with and subject to all of the terms and provisions of the Incentive Plan. If the Executive participates in the Payless ShoeSource, Inc. Executive Incentive Compensation Plan (the "EICP") for the long-term performance periods ending in fiscal years 2003 or 2004, the Executive hereby consents to the long-term award, if any, being calculated using the following formula: long-term performance period ending in 2003, 1/3 of the bonus under the EICP plus 2/3 bonus under the Incentive Compensation Plan (the "ICP"); and for the long-term performance period ending in 2004, 100 percent of the bonus will be determined under the ICP. Such awards are subject to the terms and provisions of the EICP and ICP respectively.

         (d) Payless shall reimburse Executive for all items of normal expense incurred by Executive as an employee of Payless in accordance with Payless' reimbursement policies in effect from time to time.

         (e) Payless has adopted certain employee benefit plans ("Benefit Plans") and has established certain arrangements concerning executive perquisites which may, from time to time, confer rights and benefits on the Executive in accordance with their terms, and Payless may, in the future, adopt additional Benefit Plans and establish additional arrangements concerning executive perquisites, and may in the future amend, modify or terminate any of the aforesaid Benefit Plans and arrangements, all in accordance with their terms and in accordance with applicable law. Executive shall be entitled to whatever rights and benefits may be conferred on Executive, from time to time in accordance with the terms of such Benefit Plans and arrangements, as they may be amended from time to time, independent of this Agreement except as required by Paragraph 14 of this Agreement. All references to payment dates or vesting dates in this Paragraph 1 or in such Benefit Plans and arrangements, shall require that Executive be employed by Payless on such date to receive such payment or be vested in such benefit.

         (f) Executive will be eligible for future grants of restricted stock and stock options as may be made under the terms of the 1996 Stock Incentive Plan or any successor plan ("SIP") in accordance with the levels established by the Compensation Committee of the Board of Directors.

         (g) Payless will (to the extent Payless has not already done so prior to the Restatement Effective Date):

                  (i) grant Executive 120,000 options on shares of common stock under the SIP on May 25, 2001, such options to vest as follows:

-----------------------------------------------------
NUMBER OF SHARES                         VESTING DATE
-----------------------------------------------------
     15,000                              May 25, 2002
-----------------------------------------------------
     15,000                              May 25, 2003
-----------------------------------------------------
     20,000                              May 25, 2004
-----------------------------------------------------
     20,000                              May 25, 2005
-----------------------------------------------------
     25,000                              May 25, 2006
-----------------------------------------------------
     25,000                              May 25, 2007
-----------------------------------------------------

         and

                  (ii) on November 18, 2003, grant Executive stock appreciation rights and performance units, as follows:

                           (1) stock appreciation rights on 420,000 shares of the Payless common stock, payable in cash, which shall vest in equal installments beginning on May 23, 2004, and continuing annually thereafter through the anniversary of such date on May 23, 2007, as set forth in the Stock Appreciation Unit Agreement attached as "Exhibit 1" and incorporated herein by reference; and

                           (2) 140,000 performance units, payable in cash, which shall vest in equal installments beginning on May 23, 2004, and continuing annually thereafter

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                  through the anniversary of such date on May 23, 2007, as set forth in the Performance Unit Agreement attached as "Exhibit 2" and incorporated herein by reference; and

                           (3) Such grants shall not count towards, or be included in, any calculation made under the Payless ShoeSource, Inc. Supplemental Retirement Plan or any successor plan (the "SRP").

                  (iii) amend the SRP (or otherwise cause Executive to be paid the equivalent benefit) to provide for the Executive (1) immediate benefit eligibility (prior to age 55) upon a Change of Control (as such term is defined in the Executive's Amended and Restated Change of Control Agreement dated October 1, 2003, as amended from time to time (the "Change of Control Agreement")), termination of Executive's employment by Payless without Cause or by Executive with Good Reason and vesting of benefits in the event of Executive's death; (2) in the event of Executive's disability prior to age 55, immediate eligibility for benefits to be integrated with, and funded pursuant to, Payless' disability plans; (3) that, notwithstanding Section 3.6(c) of the SRP, SRP benefits are a binding irrevocable contractual obligation of Payless payable without regard to Payless' level of profits; (4) that, notwithstanding Section 1.7 of the SRP, the definition of "Annual Retirement Benefit Offset" shall not include any reduction for benefits under any defined contribution plan maintained by Payless; (5) that, notwithstanding Section 1.13 of the SRP, the definition of "Compensation" shall include only amounts paid to (or earned by) Executive pursuant to Paragraphs 1(b) and 1(c) of this Agreement and for purposes of determining "Compensation" and "Annual Compensation", the "severance payment" (as defined below) shall be included as though paid ratably over the period provided under Paragraph 5(e)(ii); and (6) that, notwithstanding Section 3.4 of the SRP, on the fifth annual anniversary of the commencement of payments to Executive under the SRP or upon any termination without Cause after a Change of Control, payment of the remaining obligations of Payless to Executive under the SRP shall be settled by a payment to Executive of a single lump sum in cash equal to the present value (determined under the Pension Benefit Guaranty Corporation interest rate plus twenty-five basis points, mortality and other assumptions for immediate annuities, as then in effect and set forth in Appendix C to 20 CFR Part 4022; for purposes of clause (5) above, "severance payment" means an amount equal to three times the sum of (x) the "Annual Base Salary" (as defined below in Paragraph 5(e)(ii)(1) and (y) the "bonus amount" as hereafter defined; "bonus amount" means the Annual Base Salary multiplied by a fraction, the numerator of which is the bonuses paid (or earned) by Executive pursuant to Paragraph 1(c) for the three consecutive years completed in the five fiscal years of the Company (ending prior to Executive's date of termination) that produces the highest sum and the denominator of which is the aggregate of the base salaries earned during such years; and

                  (iv) amend the Payless ShoeSource, Inc. Executive Post-Retirement Life Medical Insurance Program ("Retiree Medical Plan") (or otherwise cause Executive to receive the equivalent after-tax benefit) to provide the Executive and his spouse with lifetime retiree medical insurance coverage at Payless' cost (1) upon the Executive's termination for any reason without Cause after age 55, and (2) prior to the Executive

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         reaching age 55, in the event of Executive's termination following a
         Change of Control, termination of Executive's employment by Payless without Cause or by Executive with Good Reason, or the Executive becoming disabled (as defined by the Retiree Medical Plan); and

                  (v) amend the EICP to increase the maximum (as defined in Section 4.c.i. of the EICP) for each of the "Annual EPS Factor" and "Annual RONA Factor" to 56.25%.

2.       (a)      At all times during the Contract Term, Executive will:

                  (i) faithfully and diligently perform Executive's duties in conformity with the directions of Payless and serve Payless to the best of Executive's ability; and

                  (ii) devote Executive's undivided time and attention to the business of Payless, subject to reasonable vacations in accordance with Payless' vacation policy as it applies from time to time, to such extent as may be reasonably necessary for the proper performance of the personal services to be rendered by Executive under this Agreement; and

                  (iii) maintain Executive's residence in the Topeka, Kansas metropolitan area or the environs thereof within reasonable access to the business activities of Payless therein for the Contract Term.

         (b)      At all times during the Contract Term, Executive will not:

                  (i) engage in any activity which conflicts or materially interferes with or adversely affects Executive's performance of Executive's duties hereunder, or

                  (ii) accept any other employment, whether as an Executive or as a consultant or in any other capacity, and whether or not compensated therefor, or

                  (iii) violate the terms of any of the policies described in Payless' Policy of Business Conduct distributed from time to time to Executive.

         (c) This Paragraph 2 shall not apply to prevent the service of Executive as a member of boards of directors of other entities (whether business or not-for-profit), provided (x) such service does not violate the terms of Paragraphs 2(b)(i) or 2(b)(iii) or Paragraph 3 of this Agreement, and (y) any such service commencing after the Restatement Effective Date is approved by the Board in advance (which approval shall not be unreasonably withheld).

3.       (a)      At all times during the Contract Term, and for a period of two years from actual termination of employment, Executive will not:

                  (i) directly or indirectly, own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be employed by or connected in any manner with any Competing Business, or

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                  (ii)     solicit for employment, hire or offer employment to,
         or disclose information to or otherwise aid or assist any other person or entity other than Payless or any subsidiary of Payless in soliciting for employment, hiring or offering employment to, any employee of Payless or any subsidiary of Payless, or

                  (iii) take any action which is intended to harm Payless or its reputation, which Payless reasonably concludes could harm Payless or its reputation or which Payless reasonably concludes could lead to unwanted or unfavorable publicity to Payless.

Ownership of an investment of less than the greater of $25,000 or 1 % of any class of equity or debt security of a Competing Business shall not constitute ownership or participation in ownership in violation of Paragraph 3(a).

         (b) The term "Competing Business" shall include, but not be limited to,

                  (i) any retail business with gross sales or revenue in the prior fiscal year of more than $25 million (or which is a subsidiary, affiliate or joint venture partner of a business with gross sales or revenue in the prior fiscal year of more than $25 million) which sells footwear at retail to consumers at price points competitive, or likely to be competitive with Payless (e.g., including, without limitation, Wal-Mart, K-Mart, Target, Ames, Mervyn's Pic-N-Pay, Foot Star, Inc., Edison, Aldo, Genesco, Venator, Famous Footwear, Shoe Carnival, Jones Apparel Group, Kohl's, Liz Claiborne, Big Five, J.C. Penney and Sears) within 20 miles of any Payless store or the store of any wholesale customer of Payless in the United States, or anywhere in any foreign country in which Payless has retail stores, franchisees or wholesale customers;

                  (ii) any franchising or wholesaling business with gross sales or revenue in the prior fiscal year of more than $25 million (or which is a subsidiary, affiliate or joint venture partner of a business with gross sales or revenue in the prior fiscal year of more than $25 million) which sells footwear at wholesale to franchisees, retailers or other footwear distributors located within 20 miles of any Payless store or the store of any wholesale customer of Payless in the United States, or anywhere in any foreign country in which Payless has retail stores, franchisees or wholesale customers;

                  (iii) any footwear manufacturing business with gross sales or revenue in the prior fiscal year of more than $25 million (or which is a subsidiary, affiliate or joint venture partner of a business with gross sales or revenue in the prior fiscal year of more than $25 million) which sells footwear to retailers or other footwear distributors located within 20 miles of any Payless store or the store of any wholesale customer of Payless in the United States, or anywhere in any foreign country in which Payless has retail stores, franchisees, or wholesale customers; (e.g., including, without limitation, Jones Apparel Group, Dexter, Stride Rite, Liz Claiborne, Wolverine Worldwide, Timberland, Nike, Reebok, K-Swiss, Keds and Adidas); or

                  (iv) any business which provides buying office services to any store or group of stores or businesses referred to in Paragraph 3.(b)(i), 3.(b)(ii) and 3.(b)(iii).

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         (c)      Background of non-compete restriction:

                  (i) Payless is one of the leading retail companies in North America, with self-service shoe stores throughout the United States and its territories and Canada; and

                  (ii) In connection with its business, Payless has expended a great deal of time, money and effort to develop and maintain its confidential, proprietary and trade secret information; this information, if misused or disclosed, could be very harmful to Payless' business and its competitive position in the marketplace; and

                  (iii) Executive desires to be employed by Payless, to be eligible for opportunities for advancement within Payless, to be eligible for potential compensation increases and to be given access to confidential and proprietary information of Payless necessary for Executive to perform Executive's job, but which Payless would not make available to Executive but for Executive's signing and agreeing to abide by the terms of this Agreement as a condition of Executive's employment by Payless; and

                  (iv) Executive recognizes and acknowledges that Executive's position with Payless provides Executive with access to Payless' confidential and proprietary trade secret information and other confidential business information; and

                  (v) Payless compensates its associates to, among other things, develop and preserve goodwill and relationships on Payless' behalf and to develop and preserve business information for Payless' exclusive ownership and use; and

                  (vi) Long-term customer and supplier relationships often can be difficult to develop and require a significant investment of time, effort and expense; and

                  (vii) Executive recognizes and acknowledges that if Executive's employment with Payless were to cease, Payless needs certain protections in order to ensure that Executive does not appropriate and use any confidential information entrusted to Executive during the course of Executive's employment by Payless or take any other action which could result in a loss of Payless' goodwill that was generated on Payless' behalf and at its expense, and, more generally, to prevent Executive from having an unfair competitive advantage over Payless.

         (d) Reasonableness of non-compete restriction. Executive acknowledges and agrees that the restrictions in Paragraph 3(a) are reasonable and enforceable in view of the background for the non-compete restriction set forth in Paragraph 3(c) and in view of, among other things,

                  (i) the markets in which Payless and its subsidiaries operate their business; and

                  (ii) the confidential information to which Executive has access; and

                  (iii) Executive's training and background, which are such that neither Payless nor Executive believe that the restraint will pose an undue hardship on Executive; and

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                  (iv)     the fact that a Competing Business could benefit
         greatly if it were to obtain Payless' confidential information; and

                  (v) the fact that Payless would not have adequate protection if Executive were permitted to work for any Competing Business since Payless would be unable to verify whether its confidential information was being disclosed or misused; and

                  (vi) the limited duration of, the limited scope of, and the limited activities prohibited by, the restrictions in Paragraph 3(a); and

                  (vii) Payless' legitimate interests in protecting its confidential information, goodwill and relationships.

         (e) If Executive violates Executive's obligations under Paragraph 3(a), then Payless shall be entitled to an injunction and other relief provided for in this Agreement to prevent such violation, and the time during which Executive violated the obligations shall not count toward satisfying the time during which the restriction shall apply. For example, if Executive were to join a competitor at the end of the Contract Term in violation of the restrictions in Paragraph 3(a) and work for such competitor for one month before a court enjoined such violation, then the two year time period of the restriction would begin when such injunction were issued; the one month during which Executive violated such restriction would not count toward the time that the restriction applies.

4. If Executive becomes Totally Disabled and remains continuously so Totally Disabled for a period of 180 days, then Payless' obligations under this Employment Agreement, at Payless' option, may be terminated by notice in writing to that effect given during the continuance of such Total Disability, such termination to take effect the later of (a) the last day of the month during which such notice is given or (b) the last day of such 180 day period. "Total Disability" or "Totally Disabled" shall mean the inability of Executive to perform the normal duties of Executive's job under this Agreement.

5.       (a)      If Executive's employment terminates at the expiration of the
Contract Term after delivery by either party of a Non-Renewal Notice or during the Contract Term by reason of Executive's death or Total Disability, by Executive's voluntary termination of employment or by Payless' termination of Executive for Cause,

                  (i) Executive's basic compensation and employee benefits shall cease on the date of such termination, except as otherwise provided herein or in any applicable Benefit Plan or program; and

                  (ii) Executive (or Executive's legal representative(s)) shall be entitled to such portion of any incentive compensation as shall be payable under the terms of the Incentive Plan.

         (b) In addition, if Executive's employment is terminated by reason of death, then Executive's obligations under Paragraphs 1 and 2 shall cease on the effective date of such termination.

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         (c)      In addition, if Executive's employment is terminated by reason of Total Disability, by Executive voluntarily or by Payless for Cause, then Executive's obligations under Paragraphs 1 and 2 shall cease on the effective date of such termination and Executive's obligations under Paragraphs 3 and 6 remain in full force and effect, and Payless shall be entitled to all legal and equitable rights and remedies under this Agreement, including all of its rights and remedies referred to in Paragraph 8 of this Agreement, and Payless shall be entitled to enjoin Executive from violating the provisions of Paragraphs 3 and 6 of this Agreement.

         (d) In addition, if Executive's employment is terminated by reason of Executive's death or Total Disability, then notwithstanding Paragraph 5(a)(i) all of Executive's Equity Awards shall become fully exercisable and vested and shall not thereafter be forfeited for any reason but shall otherwise terminate in accordance with their terms. Further, if Executive's employment is terminated following his attainment of age 55 for any reason other than Cause, then notwithstanding Paragraph 5(a)(i) it shall be considered a "retirement" for purposes of the Equity Awards. For purposes of this Paragraph 5, "Equity Awards" means any stock option, stock appreciation right, stock appreciation unit, performance unit, restricted stock, or other equity interest in Payless granted on or after the Restatement Effective Date, including without limitation all awards granted to Executive under Paragraph 1(g)(ii) of this Agreement.

         (e) If Executive's employment is terminated during the Contract Term by Executive with Good Reason, or by Payless without Cause (other than pursuant to Payless' delivery of a Non-Renewal Notice to the Executive), then

                  (i) Executive's employment (and status as an employee except as otherwise provided in this Paragraph 5(e)) shall cease immediately; and

                  (ii) Payless shall pay to Executive ratably for 36 months (beginning with the month following such termination) an amount equal to three times the sum of (x) Executive's Annual Base Salary and (y) Executive's Target Annual Bonus. For this purpose:

                           (1) "Annual Base Salary" means the higher of (x) Executive's basic compensation specifically stated in Paragraph 1 (b) as of the date of this Agreement, and (y) Executive's basic compensation at the time Executive's employment terminates; and

                           (2) "Target Annual Bonus" means the bonus to which Executive would be entitled under the Incentive Plan for the fiscal year of Payless in which termination of employment occurs assuming satisfaction of all personal and corporate performance goals at target performance.

                  (iii) Executive shall be entitled to such portion of any incentive compensation as shall be payable under the terms of the Incentive Plan; and

                  (iv) All of Executive's Equity Awards shall become fully exercisable and vested and shall not thereafter be forfeited for any reason but shall otherwise terminate in accordance with their terms; and

                  (v) For 36 months following the end of the Contract Term, Payless shall continue to provide medical and dental benefits to Executive, his spouse and his eligible dependents on the same basis as such benefits are provided to active senior executive officers of Payless (the "Medical Benefits"); provided that such benefits shall be secondary to any other coverage obtained by Executive; provided, further, that if Payless' welfare plans do not permit such coverage, Payless will provide Executive the Medical Benefits with the same after tax effect; and

                  (vi) Executive shall be entitled to post-termination benefits that are payable under Payless' SRP and all other Benefit Plans in accordance with their terms, including any rights Executive may have to continued participation in Payless' medical plans under COBRA, for which purpose Executive's "qualifying event" shall occur at the end of the period of Benefit Plan continuation prescribed by Paragraph 5(e)(v) above; and

                  (vii) Except as expressly provided in Paragraph 5(i), Executive's post-termination obligations under this Agreement, including, without limitation, the provisions of Paragraphs 3 and 6, shall continue to apply following such termination; and

                  (viii) Payless shall not be required to make the payments and provide the benefits specified in this Paragraph 5(e) unless Executive executes and delivers to Payless an agreement releasing Payless, its affiliates and its officers, directors and employees from all liability (other than the payments and benefits under this Agreement) substantially in the form attached hereto as Exhibit 3.

         (f)      "Cause" means

                  (i) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with Executive's duties or in the course of Executive's employment with Payless; or

                  (ii)     intentional material damage to assets of Payless; or

                  (iii) intentional and harmful disclosure of confidential information of Payless contrary to this Agreement or to a policy of Payless communicated in writing to Executive prior to such disclosure; or

                  (iv) willful and material breach of Executive's obligations under this Agreement; or

                  (v) intentional engagement in any competitive activity which would constitute a breach of Executive's duty of loyalty or of Executive's obligations under this Agreement; or

                  (vi) intentional and material breach of any policy of Payless communicated in writing to Executive prior to such breach; or

                  (vii) the willful and continued failure by Executive to substantially perform Executive's duties with Payless (other than any such failure resulting from Executive's incapacity due to physical or mental illness); or

                  (viii) the willful engaging by Executive in conduct which is demonstrably and materially injurious to Payless, monetarily or otherwise.

For purposes of this Paragraph 5(f), an act, or a failure to act, shall not be deemed "willful" or "intentional" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interest of Payless. Failure to meet performance standards or objectives, by itself, will not constitute "Cause".

         (g)      "Good Reason" means in the absence of a written consent by
Executive:

                  (i) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 1(a), or any other action by Payless that results in the diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by Payless promptly after receipt of notice thereof given by Executive;

                  (ii) any failure by Payless to comply with any of the provisions of Paragraph 1, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by Payless promptly after receipt of notice thereof given by the Executive;

                  (iii) any purported termination by Payless of Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (iv) any failure by Payless to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Payless would be required to perform it if no such succession had taken place.

Notwithstanding the foregoing, placing Executive on a paid leave for up to 30 days, pending the determination of whether there is a basis to terminate Executive for Cause, shall not constitute a "Good Reason" event. If Executive does not deliver to Payless a written notice of termination within 120 days after Executive has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason.

         (h) Executive agrees that, in addition to any other remedies, Payless shall be permitted, as part of the computation of any final amount or amounts due to Executive as wages, compensation, bonus, deferred compensation or otherwise, and before any such amount shall be due and owing, to reduce any amount which Payless may otherwise owe to Executive by any unpaid amount which Executive owes to Payless.

6.       (a)      Executive will not, at any time, directly or indirectly, use or disclose any of Payless' Confidential Information except as authorized and within the scope of Executive's employment with Payless or if required to do so by a court of law, by any governmental agency having supervisory authority over the business of Payless or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information.

         (b) At Payless' request and/or termination of Executive's employment with Payless, Executive will return to Payless all documents, records, notebooks, computer diskettes and tapes and anything else containing Payless' Confidential Information, including all copies thereof, as well as any other Payless property, in Executive's possession, custody or control. Executive will also delete from Executive's own computer or other electronic storage medium any of Payless' proprietary or Confidential Information. Not later than 20 days after Executive's employment is terminated, Executive will certify in writing to Payless that Executive has complied with these obligations.

         (c) During Executive's employment with Payless and thereafter, Executive will

                  (i) notify and provide Payless immediately with the details of any unauthorized possession, use or knowledge of any of Payless' Confidential Information,

                  (ii) assist in preventing any reoccurrence of this possession, use or knowledge, and

                  (iii) cooperate with Payless in any litigation or other action to protect or retrieve Payless' Confidential information.

         (d) "Confidential Information" means any non-public information pertaining to Payless' business. Confidential Information includes information disclosed by Payless to Executive, and information developed or learned by Executive during the course of or as a result of Executive's employment with Payless, which Executive also agrees is Payless' property. Executive further agrees that any item of intellectual or artistic property generated or prepared by Executive, for Executive or with others, in connection with Executive's employment by Payless is Payless' sole property and shall remain so unless Payless otherwise specifically agrees in writing. Confidential Information includes, without limitation, information and documents concerning Payless' processes; suppliers (including Payless' terms, conditions and other business arrangements with suppliers); supplier and customer lists; advertising, marketing plans and strategies; profit margins; seasonal plans, goals, objectives and projections, compilations, analyses and projections regarding Payless' divisions, businesses, product segments, product lines, suppliers, sales and expenses; files; trade secrets and patent applications (prior to their being public); salary, staffing and employment information (including information about performance of other executives); and "know-how," techniques or any technical information not of a published nature relating, for example, to how Payless conducts its business.

         (e) Executive agrees that Executive will not disclose to Payless or use, or induce Payless to use, any proprietary information, trade secret or confidential business information of any other person or entity, including any previous employer of Executive. Executive also represents that Executive has returned property, proprietary information, trade secret and confidential business information belonging to any prior employer.

7.       (a)      If any court of competent jurisdiction determines that, but for the provisions of this Paragraph 7, any provision of this Agreement is illegal, void as against public policy or otherwise unenforceable because it is deemed to be overbroad, then such provision shall automatically be amended to the extent (but only to the extent) necessary to make it sufficiently narrow in scope, time and geographic area that it is not illegal, void as against public policy or overbroad. All other remaining terms and provisions shall remain in full force and effect.

         (b) If Executive raises any question regarding the enforceability of any aspect of this Agreement, including, without limitation, Paragraphs 3 or 6, Executive specifically agrees that Executive will abide fully by such provisions unless and until a court of competent jurisdiction has rendered a final judgment that such provisions are not fully enforceable. Following any such final judgment, Executive and Payless will abide fully by such judgment.

8.       (a)      Payless and Executive shall each be entitled to pursue all legal and equitable rights and remedies to secure performance of the obligations and duties of the other under this Agreement, and enforcement of one or more of such rights and remedies shall in no way preclude Payless or Executive from pursuing any and all other rights and remedies available to each of them.

         (b) Executive acknowledges and agrees that the individualized services and capabilities that Executive will render and provide to Payless during the Contract Term are of a personal, special, unique, unusual, extraordinary and intellectual character.

         (c) Executive acknowledges and agrees that the restrictions in this Agreement on Executive are reasonable in order to protect Payless' expectations and rights under this Agreement and to provide Payless with the protections that Payless needs to, among other things, safeguard its confidential information. Payless shall be entitled to injunctive relief in addition to any other remedy it may have, and Executive expressly consents to injunctive and such other equitable relief as Payless in good faith believes it may need. Without limiting the generality of the foregoing, if Executive breaches or threatens to breach Executive's obligations under Paragraphs 3 or 6 hereof, Executive consents to entry of an order enjoining Executive from rendering personal services to or in connection with a Competing Business and from using or disclosing any confidential information.

         (d) Notwithstanding Section VI.1(a) of the SIP, Section III.1(1) of the Stock Appreciation and Phantom Stock Unit Plan of Payless ShoeSource, Inc. and its Subsidiaries for Payless ShoeSource International Employees, or similar "clawback" provision in any other Benefit Plan, Payless shall not be entitled to cancel or rescind any Equity Award (as such term is defined in Paragraph 5(d)) as a remedy for any purported violation of Paragraph 3 or 6 of this Agreement.

9. Payless Work-Product: The Executive agrees to disclose fully to Payless, and hereby assigns and transfers to Payless, and agrees to execute any additional documentation Payless may reasonably request to evidence the assignment and transfer, immediately upon the conception, development, making or acquisition thereof, the right, title, and interest in and to any and all inventions, discoveries, improvements, innovations, and/or designs (the "Work Product") conceived, discovered, developed, acquired or secured by the Executive, solely or jointly with others or otherwise, together with all associated U.S. and foreign intellectual property rights (i.e., patents, copyrights, trademarks or trade secrets) either:

         (a) during the period of Executive's employment, if such Work Product is related directly or indirectly, to the business of, or to the research or development work of Payless;

         (b)      with the use of the time, materials, or facilities of Payless;
or

         (c) within one year after termination of such employment if conceived as a result of and is attributable to work done during such employment and relates to Work Product within the scope of the business of Payless, together with rights to all intellectual property rights which may be granted thereon.

Upon discovery, development or acquisitions or any such Work Product, Executive shall notify Payless and shall execute and deliver to Payless, without further compensation, such documents prepared by Payless as may be reasonable or necessary to prepare or prosecute applications for such Work Product and to assign and transfer to Payless Executive's right, title and interest in and to such Work Product and intellectual property rights thereof. Executive acknowledges that Executive has carefully read and considered the provisions of this paragraph and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Payless, its officers, directors, and other executives.

10.      (a)      If Executive incurs reasonable legal, accounting, expert
witness or other fees and expenses ("Legal Fees") in an effort to establish his entitlement to compensation and benefits under this Agreement, Payless shall reimburse Executive for such legal fees promptly on Executive's request for reimbursement accompanied by evidence that Legal Fees were incurred; provided, however, that to the extent a court or arbitrator in such proceeding determines that Executive's position was either frivolous or not maintained in good faith or unreasonable no further reimbursement of Legal Fees shall be due to Executive and Executive shall promptly refund any amounts previously reimbursed hereunder with respect to such action.

         (b) If Payless fails to pay any amount provided under this Agreement (or any Benefit Plan subject to this Agreement), when due, Payless shall pay interest on such amount at a rate equal to the rate of interest charged from time to time by Payless' principal revolving credit lender on outstanding balances; or if there is no principal revolving credit lender, the prime commercial lending rate announced by Citicorp N.A. plus one hundred basis points; but in no event more than the maximum legal rate of interest permitted for this Agreement by applicable law.

11. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when received by or tendered to Payless or Executive, as applicable, by pre-paid courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Payless:             Payless Shoesource, Inc.

                                    3121 SE Sixth Street
                                    Topeka, Kansas 66607
                                    Attention: General Counsel

         If to Executive:           To his last known personal residence

         With a copy to:            Roger C. Siske, Esq.
                                    8000 Sears Tower
                                    233 South Wacker Drive
                                    Chicago, IL 80606

12. The entire understanding and agreement between the parties has been incorporated into this Agreement and the Change of Control Agreement, and this Agreement supersedes all other agreements and understandings between the Executive and Payless and its parents and subsidiaries with respect to the employment of Executive by Payless and its parents and subsidiaries (other than the Change of Control Agreement). This Agreement shall inure to the benefit of, and shall be binding upon, Payless, its successors and assigns and upon Executive and Executive's heirs, successors and assigns; provided, however, that, since this is an agreement for the rendering of personal services, Executive cannot assign any of Executive's obligations under this Agreement to anyone else. This Agreement may be executed in counterparts, in which case each of the two counterparts shall be deemed to be an original and the final counterpart shall be deemed to have been executed in Topeka, Kansas.

13. Executive agrees that this Agreement may be assigned by Payless to a subsidiary of Payless; such assignment, however, shall not relieve Payless of any of its obligations hereunder except to the extent that such obligations are actually discharged by such subsidiary.

14. The provisions of this Agreement relating to any Benefit Plan (including without limitation the SIP, the SRP, the Retiree Medical Plan, the EICP, ICP, and any successor to any of the foregoing) and any awards or other benefits thereunder shall control and supersede any inconsistent provisions in such Benefit Plan with respect to the benefits of Executive under such Benefit Plan.

15. This Agreement has been executed by Payless at Payless' corporate headquarters and principal executive offices in Topeka, Kansas. Any questions or other matter arising under this Agreement, whether of validity, interpretation, performance or otherwise, shall be governed by and construed in accordance with the laws of the State of Kansas applicable to agreements made and to be performed in such state without regard to such state's conflicts of law provision. All actions and proceedings arising out of or relating directly or indirectly to this Agreement shall be filed and litigated exclusively in any state court or federal court located in the City of Topeka, Kansas or in Shawnee County, Kansas. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein and consent to service of process if made upon Payless' registered agent or if made at Executive's last known address on the records of Payless.

BY SIGNING THIS AGREEMENT, EXECUTIVE HEREBY CERTIFIES THAT EXECUTIVE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE SIGNING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY TO REVIEW THE AGREEMENT WITH ANY ADVISOR WHICH EXECUTIVE MAY DESIRE TO CONSULT, INCLUDING LEGAL COUNSEL; (D) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING IT TO ASK ANY QUESTIONS EXECUTIVE HAS ABOUT THIS AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (E) UNDERSTANDS EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, this Agreement has been executed by Executive, and then by Payless in Topeka, Kansas, effective as of the date first above written.

                                                 /s/ Steven J. Douglass
                                       -----------------------------------------
                                                  Steven J. Douglass

                                       PAYLESS SHOESOURCE, INC.

                                       By:    /s/ Jay A. Lentz
                                              ----------------------------------
                                       Name:  Jay A. Lentz
                                       Title: Senior Vice President -
                                              Human Resources

                                                                       EXHIBIT 1

                            PAYLESS SHOESOURCE, INC.
                        STOCK APPRECIATION UNIT AGREEMENT

-----------------------------------------------------------------------------------------------------
                        AWARD DATE
EXECUTIVE            NOVEMBER 18, 2003        NUMBER OF UNITS               EXERCISE PRICE PER UNIT
               --------------------------------------------------------------------------------------
                      EXPIRATION DATE                            VESTING SCHEDULE
                                               units will vest in equal installments on May 23, 2004,
                                               May 23, 2005, May 23, 2006 and May 23, 2007.
-----------------------------------------------------------------------------------------------------

         Payless ShoeSource, Inc. has approved granting Executive an award ("Award") consisting of "Stock Appreciation Units" or "Units") on the terms and subject to the conditions set forth in this Agreement. Therefore, the Company and Executive hereby agree as follows:

Capitalized words used in this Agreement are defined below:

DEFINITIONS.

CAUSE has the meaning defined for such term in the Employment Agreement as then in effect between the Company and the Executive (the "Employment Agreement"). Any termination for Cause shall be effective only if accomplished in accordance with any procedural requirements for such termination specified in the Employment Agreement.

A CHANGE OF CONTROL occurs if:

         (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, none of the following shall constitute a Change of
Control: (i) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the board of directors of the Company following such acquisition were members of the Incumbent Board at the time of the Board's approval of such acquisition, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (iv) any acquisition by the Company which, by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

         (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination, or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

         (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. COMMITTEE means the Compensation and Nominating Committee of the Company's Board of Directors.

COMPANY means Payless ShoeSource, Inc., a Delaware corporation.

DISABILITY, DISABLED means a permanent and total disability which enables the Executive to be eligible for and receive a disability benefit under the Federal Social Security Act.

FAIR MARKET VALUE means the average of the high and low prices of the Stock on the New York Stock Exchange (or such other stock exchange on which the Stock may be listed) on such date or dates as may be provided in this Agreement. In the absence of any listing of the Stock on an established stock exchange, Fair Market Value means the fair market value of the Stock on such date or dates as may be provided in this Agreement as determined in good faith by the Committee.

GOOD REASON has the meaning defined for such term in the Employment Agreement.

RETIREMENT, RETIRES means retirement as that word is defined in the Company's Profit Sharing Plan.

STOCK means the Common Stock of the Company.

SUBSIDIARY means a subsidiary of the Company or an unincorporated organization controlled, directly or indirectly, by the Company.

         SECTION 1. The Company hereby grants to Executive an Award consisting of that number of Stock Appreciation Units shown above, each with the Exercise Price shown above. The parties acknowledge that payments under this Agreement are specifically excluded from the Company's Supplementary Retirement Plan and shall not count towards, or be included in any calculation made under, the Company's Supplementary Retirement Plan.

         SECTION 2. Subject to all other terms and conditions in this Agreement, the Award may be exercised by Executive in such amounts and on and after such dates as shown in the Vesting Schedule above; provided, however, that the Award may be exercised only on or before the Expiration Date shown above. On the Expiration Date, each remaining unexercised Unit, the Fair Market Value of which (which shall equal the Fair Market Value of a share of Stock) exceeds the Exercise Price, shall automatically be exercised. If on the Expiration Date the Fair Market Value for such Units does not exceed the Exercise Price therefor, then the Units shall terminate and no payment shall be made for such Units.

         SECTION 3. In order to elect to exercise the Award for Units which are then exercisable, the Executive shall give to the Company a written notice of election on a form provided by the Company. Such notice shall be deemed to have been given when it is physically received in the corporate offices of the Company in Topeka, Kansas or at such other place as the Company shall establish in a written notice to Executive.

         SECTION 4. Upon the exercise of the Award, the Executive shall be entitled to receive the excess of the Fair Market Value over the Exercise Price of the Units subject to such exercise. The Award shall be paid entirely in cash, promptly following exercise, in United States dollars or in local currency, determined on such basis and at such conversion rate as the Committee shall deem reasonable.

         SECTION 5.

         (a) In no event may the Award be exercised after the Expiration Date shown above, provided, however, that the Award may be sooner terminated in accordance with this Section 5.

         (b) If the Executive ceases to be an employee of the Company or of a Subsidiary for any reason other than the Executive's Disability, Retirement, death, termination by the Company without Cause, or termination by the Executive with Good Reason, then the Award shall immediately terminate and may not thereafter be exercised, and no payment shall be made for any such Units. Executive's employment shall not be deemed to have ceased solely by reason of a leave of absence (i) during the first 90 consecutive days of a paid military, sick, family or other bona fide paid leave of absence, or (ii) thereafter, if Executive has a right of reemployment expressly guaranteed by either statute or contract. In the event of such a leave of absence, the number of Units for which the Award may be exercised during the periods described in clauses (i) and (ii) in the foregoing sentence shall be the number of Units which were exercisable as of the date that the leave of absence began, subject to the other terms and conditions of this Section 5.

         (c) If Executive Retires or becomes Disabled, the term of the Award shall extend for a period ending on the earliest of (i) the date upon which the Award would otherwise expire, (ii) three years after such Retirement (for a reason other than Disability, (iii) twelve months after such Disability. In the event of Retirement, the number of Units for which the Award may be exercised after such Retirement shall be the number of Units which were exercisable as of the date of that Retirement, subject to the other terms and conditions of this Section 5. Units which were not exercisable as of the date of such Retirement will no longer be deemed to be outstanding thereafter. In the event of Disability, the number of Units for which the Award may be exercised after such Disability shall be number of Units outstanding on the date of Disability (whether or not the Award was already exercisable on the date of Disability). For purposes of this Section 5(c), "Retirement" shall be deemed to include a termination for any reason other than Cause following the Executive's attainment of age 55.

         (d) (i) If Executive dies while in the employment of the Company or a Subsidiary without having fully exercised this Award, the beneficiary designated by Executive (or, in the absence of such designation, the executor(s) or administrator(s) or legatee(s) or distributee(s) of Executive's estate) shall have the right to exercise such Award, in whole or in part, during the period ending on the earlier of (A) the date upon which the Award would otherwise expire, or (B) three years after the date of death. In that event, the number of Units for which the Award may be exercised after such death shall be the number of Units outstanding on the date of death (whether or not the Award was already exercisable on the date of Death).

                  (ii) If Executive dies during any period following Executive's Retirement or Disability, without having fully exercised the Award, the beneficiary designated by Executive (or, in the absence of such designation, the executor(s) or administrator(s) or legatee(s) or distributee(s) of Executive's estate) shall have the right to exercise such Award, in whole or in part during the period ending on the earlier of (A) the date upon which the Award would otherwise expire, or (B) three years after the date of death. In that event, the number of Units for which the Award may be exercised after such death shall be the number of Units for which the Award was exercisable as of the date of Retirement or Disability and which remain outstanding on the date of Executive's death.

         (e) If Executive ceases to be an employee of the Company or of a Subsidiary by reason of termination of employment by the Company without Cause or by the Executive with Good Reason, then from and after such date, the Award shall be exercisable in full and the term of the Award shall extend for a period ending on the earliest of (i) the date upon which the Award would otherwise expire, or (ii) twelve months after such termination.

         (f) Anything in this Agreement to the contrary notwithstanding, nothing in this Section 5 or elsewhere in this Agreement shall be deemed or construed as extending period referred to in Section 5(a) hereinabove.

         (g) If (a) a Change of Control occurs and (b) Executive is actively employed on the date of such event, then from and after such date, the Award shall be exercisable in full.

         SECTION 6. In the event that there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spinoff, or otherwise, or if there shall be a dividend greater than 25% on the Stock or if there shall be a Stock split or a combination of shares, the number and/or the Exercise Price of Units shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the Award. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure.

         SECTION 7. The Award shall be administered by the Committee subject to all applicable provisions of this Agreement. The Committee is authorized to construe and interpret this Agreement and to make all determinations and take all actions necessary or advisable for the administration of the Award. The Committee shall act by vote or written consent of a majority of its members.

         SECTION 8.

         (a) Except as provided in subsection (b), the Award is personal to the Executive, is not transferable or assignable by the Executive to any third party (except by will or the laws of descent and distribution), and during the Executive's lifetime, is exercisable by, and payable to, only the Executive.

         (b) Notwithstanding subsection (a) above, the Executive may transfer all or any part of the Award, for no consideration, to a Permitted Transferee, pursuant to a written instrument a copy of which shall be filed with the Committee. Following the transfer of all or any part of the Award to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Executive (and shall be subject to all of the terms and conditions of this Agreement) and the Executive shall not retain any rights with respect to the transferred Award, except that the payment of any tax attributable to the exercise of the Award shall remain the obligation of the Executive, and (ii) the period during which the Award shall become exercisable or remain exercisable shall depend on the service of the Executive and the circumstances of his termination of employment. A Permitted Transferee may not again transfer an Award to another Permitted Transferee. If for any reason an Award is exercised by a Permitted Transferee other than the Executive, the Permitted Transferee exercising the Award shall supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person's right to exercise or receive payment under this Award. For purposes of this subsection (b), the term "Permitted Transferee" means any member of the Immediate Family of the Executive, any trust of which all of the primary beneficiaries are the Executive or members of his or her Immediate Family, or any partnership of which all of the partners are the Executive or members of his or her Immediate Family. The "Immediate Family" of the Executive means the his spouse, children, step children, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

         SECTION 9. The exercise of the Award shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding penalties under the laws of any applicable jurisdiction or the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise, then, in any such event, such exercise shall not be effective unless such withholding, consent or approval shall have been effected or obtained free of any conditions not acceptable to Company.

         SECTION 10. To the extent applicable, as Company may determine, the Company may deduct from the amount of any payment pursuant to the exercise of the Award any taxes which may be required by law to be withheld from such amount.

         SECTION 11. The Company may deduct from the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off in the full amount owed by the Executive, then the Executive agrees to pay immediately the unpaid balance to the Company.

         SECTION 12. This Agreement may not be amended, altered or modified, except by a written instrument signed by both parties, or their respective successors, and then only with Committee approval.

         SECTION 13. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Executive's employment at any time.

         SECTION 14. Any notice to be given hereunder by the Executive shall be sent by first-class mail addressed to the Company for the attention of the Compensation and Benefits Department to:

           Payless ShoeSource, Inc.
           3231 S.E. Sixth Avenue
           Topeka, Kansas 66607

and any notice by the Company to the Executive shall be sent by first-class mail addressed to the Executive at the address shown on the face of the Agreement or if an address is not available, to the Executive at the Executive's work location. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

         SECTION 15. This Agreement shall be governed by the laws of the State of Kansas. This Agreement may not be modified except in writing signed by both parties and then only with Committee approval.

         SECTION 16. Executive acknowledges that Executive has received a copy of this Agreement, has read and understands the terms of this Agreement and agrees to all of the terms and conditions provided for in the Agreement.

Payless ShoeSource, Inc. has caused this agreement to be executed in its corporate name and Executive has executed the same in evidence of the Executive's acceptance hereof upon the terms and conditions herein set forth as of the grant date shown above.

PAYLESS SHOESOURCE, INC.

BY ________________________________________

EXECUTIVE

___________________________________________

                                                                       EXHIBIT 2

                           PERFORMANCE UNIT AGREEMENT

THIS AWARD AGREEMENT (the "Agreement") is made and entered into as of November 18, 2003 (the "Date of Grant"), by and between Payless ShoeSource, Inc. ("Company"), and Steven J. Douglass ("Employee").

                                    AGREEMENT

1. GRANT OF AWARD. The Company grants to Employee One Hundred and Forty Thousand (140,000) performance units ("Performance Units"), subject to the terms, conditions, and adjustments set forth in this Agreement. The parties acknowledge that payments under this Agreement are specifically excluded from the Company's Supplementary Retirement Plan and shall not count towards, or be included in any calculation made under, the Company's Supplementary Retirement Plan.

2. VESTING PERIOD. Subject to the provisions of Section 4, the 140,000 Performance Units (collectively the "Performance Award") shall vest in equal installments of twenty-five percent (25%) beginning on May 23, 2004 and ending on May 23, 2007, as follows:

    Date                                   Number of Performance Units Which Vest
    ----                                   --------------------------------------
May 23, 2004                                               35,000
May 23, 2005                                               35,000
May 23, 2006                                               35,000
May 23, 2007                                               35,000

3.       PAYMENT.

         (a)      Subject to early termination of this Agreement pursuant to
         Section 4 below, as soon as practicable after each of the dates set forth above (or the date of full vesting on death or Disability or a termination by the Company without Cause or by the Employee for Good Reason as described in Section 4), the Company shall pay to Employee (or the Employee's designated beneficiary or estate in the event of death) a cash payment equal to the fair market value of one (1) share of the Company's common stock as determined on the date of vesting, for each vested Performance Unit. For this purpose, "fair market value" means the average of the high and low prices of the Company's common stock on the New York Stock Exchange (or such other stock exchange on which the Company's common stock may be listed) on the vesting date. In the absence of any listing of the Company's common stock on any established stock exchange, fair market value means the fair market value of the Company's common stock on the vesting date as determined in good faith by the Committee.

         (b) At the time the Company pays a cash dividend on its common stock, the Company will make a cash payment to Employee equal to the amount of dividends that Employee would have received if Employee had directly owned that number of shares of common stock equal to his unvested Performance Units which have not been forfeited pursuant to
         Section 4.

4.       TERMINATION OF AGREEMENT.

         (a) Except as provided in subsections (b) and (c), this Agreement will terminate and be of no further force or effect and all unvested Performance Units shall immediately be forfeited on the date that Employee is no longer employed by the Company or any of its subsidiaries.

         (b) Notwithstanding subsection (a), if (i) Employee ceases to be an employee of the Company by reason of Disability or death, (ii) Employee has been in continuous employment of the Company from the Date of Grant through the date of such event, and (iii) such Disability or death occurs more than one year after the Date of Grant, then the Performance Units shall immediately vest upon the Employee's death or termination of employment on account of Disability. As used herein, "Disability" means a permanent and total disability which enables the Employee to be eligible for and receive a disability benefit under the Federal Social Security Act. Employee will, however, be entitled to receive any cash payment payable under Section 3 of this Agreement if Employee's employment terminates after the date Performance Units have vested but before Employee's receipt of payment for such Performance Units.

         For purposes of this Section 4(b), the Employee's employment shall not be deemed to have ceased solely by reason of a leave of absence (i) during the first 90 consecutive days of paid military, sick, family or other bona fide paid leave of absence, or (ii) thereafter, if Employee has a right of reemployment expressly guaranteed by either statute or contract.

         (c) Notwithstanding subsection (a), if Employee ceases to be an employee of the Company or of a Subsidiary by reason of termination of employment by the Company without Cause or by the Employee with Good Reason, then from and after such date, the Performance Award shall be exercisable in full and the Performance Units shall immediately vest and become fully payable.

         For purposes of this Section 4(c), the terms "Cause" and "Good Reason" have the meanings defined for such terms in the Employment Agreement as then in effect between the Company and the Employee (the "Employment Agreement") and any termination for Cause shall be effective only if accomplished in accordance with any procedural requirements for such termination specified in the Employment Agreement.

5. ADMINISTRATION. The Performance Award shall be administered by the Committee subject to all applicable provisions of this Agreement. The Committee is authorized to construe and interpret this Agreement and to make all determinations and take all actions necessary or advisable for the administration of the Performance Award. The Committee shall act by vote or written consent of a majority of its members.

6.       CHANGE OF CONTROL.

         (a) If the Employee has unvested Performance Units outstanding at the time the Company experiences a Change of Control, the Performance Units shall immediately vest and become fully payable.

         (b)      A Change of Control occurs if:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 6(b), none of the following shall constitute a Change of Control: (i) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the board of directors of the Company following such acquisition were members of the Incumbent Board at the time of the Board's approval of such acquisition, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (iv) any acquisition by the Company which, by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a

                           "Business Combination"), in each case, unless, immediately following such Business Combination, (A) more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination, or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                  (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

7. CHANGE IN CAPITAL STRUCTURE. In the event that there is a change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be a stock split or a combination of shares, then the number of Performance Units which are awarded under this Agreement may be proportionately adjusted by the Committee as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of the Employee.

8. TAX WITHHOLDING. Payments received by the Employee pursuant to Section 3 of this Agreement will be subject to any and all federal, state, and local tax withholding that in the opinion of the Company is required by law.

9. OFFSET. The Company may deduct from the amounts payable to the Employee under this Agreement any amounts owed to the Company by the Employee. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Employee, then the Employee agrees to pay immediately the unpaid balance to the Company.

10.      NON-TRANSFERABILITY. Except as provided in subsection (b),

         (a) Neither this Performance Award nor any rights under this Agreement may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, will be void and of no effect.

         (b) Notwithstanding subsection (a) above, the Employee may transfer all or any part of the Performance Award, for no consideration, to a Permitted Transferee, pursuant to a written instrument a copy of which shall be filed with the Committee. Following the transfer of all or any part of the Performance Award to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Employee (and shall be subject to all of the terms and conditions of this Agreement) and Employee shall not retain any rights with respect to the transferred Performance Award, except that the payment of any tax attributable to the exercise of the Performance Award shall remain the obligation of the Employee, and (ii) the period during which the Performance Award shall become exercisable or remain exercisable shall depend on the service of the Employee and the circumstances of his termination of employment. A Permitted Transferee may not again transfer a Performance Award to another Permitted Transferee. If for any reason a Performance Award is exercised by a Permitted Transferee other than the Employee, the Permitted Transferee exercising the Performance Award shall supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person's right to exercise or receive payment under this Performance Award. For purposes of this subsection
         (b), the term "Permitted Transferee" means any member of the Immediate Family of the Employee, any trust of which all of the primary beneficiaries are the Employee or members of his or her Immediate Family, or any partnership of which all of the partners are the Employee or members of his or her Immediate Family. The "Immediate Family" of the Employee means the his spouse, children, step children, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

11. GOVERNING LAW. The law of the State of Kansas shall apply to all awards and interpretations under this Agreement without regard to the application of such state's conflict of laws principles.

12. NO EMPLOYMENT CONTRACT. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Employee's employment at any time.

13. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same.

         Any notice to be given hereunder by the Employee shall be sent by first-class mail addressed to the Company for the attention of the Compensation and Benefits Department to:

                             Payless ShoeSource, Inc.
                             3231 S.E. Sixth Avenue
                             Topeka, Kansas 66607

         and any notice by the Company to the Employee shall be sent by first-class mail addressed to the Employee at the address listed in the Employee's personnel record as the Employee's current place of residence. If no such address is available, notice shall be sent by mail addressed to the Employee at the Employee's work location. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

14. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by both parties, or their respective successors, and then only with Committee approval.

Payless ShoeSource, Inc. has caused this Agreement to be executed in its corporate name and Employee has executed the same in evidence of the Employee's acceptance hereof upon the terms and conditions herein set forth as of the Date of Grant.

                                 PAYLESS SHOESOURCE, INC.

                                 By: ___________________________________________

                                 Its: __________________________________________

                                 EMPLOYEE

                                 _______________________________________________
                                 Steven J. Douglass

                                                                       EXHIBIT 3

                            MUTUAL WAIVER AND RELEASE

                  THIS MUTUAL WAIVER AND RELEASE (this "Waiver and Release") is entered into by and between Payless ShoeSource, Inc., a Delaware corporation (the "Company") and Steven J. Douglass (the "Executive") pursuant to that certain Employment Agreement executed by and between the Company and the Executive on the ___ day of October 2003, as amended from time to time (the "Employment Agreement"). The Company and the Executive hereby agree knowingly and voluntarily as follows:

                  1. In consideration of the payments and benefits pursuant to Paragraph 5(e) of the Employment Agreement (the "Benefits") the Executive agrees that the Benefits constitute consideration for this agreement to which the Executive would not otherwise be entitled and are in lieu of any rights or claims that the Executive may have with respect to separation or severance benefits, or any other form of remuneration from the Company or any of its affiliates, and in consideration thereof, after the opportunity to consult legal counsel, the Executive hereby for himself, and his heirs, agents, executors, successors, assigns and administrators (collectively, "Related Parties"), forever releases, remises, and discharges, in all their capacities, the Company and all of its affiliates or subsidiaries, and any of their present or former directors, employees, fiduciaries, representatives, officers and agents, successors and assigns (collectively, the "Releasees") individually and in their official capacities, of and from all covenants, obligations, liabilities and agreements, and forever waives all claims, rights and causes of action whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, that the Executive or any Related Parties ever had, may have in the future or have now in connection with or arising from the Executive's employment relationship with the Company or termination of the Executive's employment relationship with the Company; including, without limitation, any claims, rights and causes of action under United States federal, state or local law, regulation or decision, and the national or local law (statutory or decisional) of any foreign country, including, without limitation, those under the Age Discrimination in Employment Act, as amended 29 U.S.C. Sections 621 et. seq., the Older Workers Benefit Protection Act, 29 U.S.C.
Section 626

(f)(1), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, 42 U.S.C. Sections 12101-12213, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, and any other similar or related law, regulation or decision relating to or dealing with discrimination including, without limitation, any claims, rights or causes of action for punitive damages, attorney's fees, expenses and costs of litigation. Notwithstanding the foregoing, the Executive and Related Parties do not release or waive any right or claim (i) the Executive and Related Parties may have to obtain post-employment payments and benefits and exercise any rights pursuant to the Employment Agreement or award thereunder (including, but not limited to, Paragraph 5(e) thereof); (ii) to obtain post-employment payments and benefits and exercise any rights under any plan or agreement referred to in the Employment Agreement or award thereunder (including, but not limited to, the EICP, the ICP, the SRP, the Benefit Plans, the SIP, the Change of Control Agreement, and the Retiree Medical Plan (all as defined in the Employment Agreement)); (iii) under ERISA to obtain post-employment payments and benefits under any employee benefit plan (as defined in ERISA); (iv) for indemnification under any agreement with or policy of the Company or its affiliates relating to indemnification of directors or officers or under any provision of the Company's articles or by-laws relating to indemnification of directors or officers; (v) under any policy of directors' or officers' liability insurance; (vi) that arises against the Company after the date of this Waiver and Release; and (vii) to obtain contribution as permitted by law in the event of entry of judgment against the Executive and the Company as a result of any act or failure to act for which the Executive and the Company are jointly liable.

                  2. The Executive represents that he has not filed, and will not hereafter file, any claim against the Company relating to his employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that Executive has signed this Waiver and Release except as permitted under paragraph 1 hereof.

                  3. The Executive understands and agrees that if Executive commences, continues, joins in, or in any other manner attempts to assert any claim released herein against the Company, or otherwise violates the terms of this Waiver and Release, (i) the Executive will cease to have any further rights to the Benefits from the Company referred to in the first paragraph of this Waiver and Release and (ii) the Executive shall be required to return any payments made to the Executive by the Company pursuant to Paragraph 5(e) of the Employment Agreement (together with interest thereon).

                  4. In consideration for the Executive's release and waiver of claims herein and other good and valuable consideration, the Company, on behalf of itself and the Releasees, forever releases, remises and discharges, in all their capacities, the Executive and the Related Parties, individually and in their official capacities, of and from all covenants, obligations, liabilities and agreements, and forever waives all claims, rights and causes of action whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, that the Company or any of the Releasees ever had, may have in the future or have now in connection with or arising from the Executive's employment relationship with the Company or termination of the Executive's employment relationship with the Company; including, without limitation, any claims, rights and causes of action under United States federal, state or local law, regulation or decision, and the national or local law (statutory or decisional) of any foreign country. Notwithstanding the foregoing, the Company and the Releasees do not release or waive (i) any right or claim that arises against the Executive after the date of this Waiver and Release,
(ii) any claim against the Executive based on intentional misconduct, fraud, misappropriation or gross neglect or (iii) any right the Company and the Releasees may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive and the Company as a result of any act or failure to act for which the Executive and the Company are jointly liable.

                  5. The Executive understands and agrees that the payments by the Company to the Executive and the signing of this Waiver and Release by the Executive do not in any way indicate that the Executive has any viable claims against the Company or that the Company admits any liability to the Executive whatsoever.

                  6. The Executive affirms that, prior to the execution of this Waiver and Release, the Executive was advised by an attorney of the Executive's choice concerning the terms and conditions set forth herein, and that the Executive was given up to twenty-one (21) days to consider (notwithstanding the time lapsed, if any, during such twenty-one day period to review and revise) this Waiver and Release and its consequences. The Executive has seven (7) days following the Executive's signing of this Waiver and Release to revoke and cancel the terms and conditions contained herein, and the terms and conditions of this Waiver and Release shall not become effective or enforceable until such revocation period has expired.

         IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Release this ___ day of _________.

                                     EXECUTIVE:

                                     STEVEN J. DOUGLASS

                                     By: _______________________________________

                                     COMPANY:

                                     PAYLESS SHOESOURCE, INC.

                                     By: _______________________________________
                                         Name:
                                         Title: